UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2006
Commission File Number 0-15949

Broadcaster, Inc.
(formerly International Microcomputer Software, Inc.)
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

9201 Oakdale Avenue, Chatsworth, CA	91311
(Address of principal executive offices)	(Zip code)

(818) 206-0598
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
1

Item 2.01 Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Broadcaster, Inc. (formerly, International Microcomputer Software, Inc. and hereinafter referred to as “Broadcaster” or “IMSI”) with the Securities and Exchange Commission on June 8, 2006, which reported the consummation of the acquisition of AccessMedia Networks, Inc. (“AccessMedia”), and the Current Report on Form 8-K filed on July 15, 2006, which reported the consummation of the sale of substantially all of the assets used in the operation of the segment of its business referred to as the Precision Design Software Business (“Precision Design”). This amendment is filed to provide certain financial information required under Item 9.01.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired

(i)	Audited financial statements of AccessMedia Networks, Inc. and its subsidiaries for the years ended December 31, 2005 and 2004
(ii)	Unaudited financial statements of AccessMedia Networks, Inc. and its subsidiaries for the three months ended March 31, 2006

(b) Pro Forma Financial Information:

(i)	Unaudited Pro Forma Consolidated Balance Sheet as at March 31st, 2006
(ii)	Unaudited Pro Forma Consolidated Balance Sheet as at June 30th, 2005
(iii)	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended March 31st, 2006
(iv)	Unaudited Pro Forma Consolidated Statement of Operations for the Twelve Months Ended June 30th, 2005

(d) Exhibits:

The following exhibits are filed herewith:
23.1	Consent of Choi, Kim & Park LLP

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCASTER, INC.

Date: August 15, 2006	By:	/s/ Martin Wade, III
Name: Martin Wade, III Title: Chief Executive Officer

3

Item 9.01(a)

ACCESSMEDIA NETWORKS, INC.
AND SUBSIDIARIES
_________________________________________

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

WITH

INDEPENDENT AUDITORS’ REPORT

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

INDEPENDENT AUDITORS’ REPORT

Board of Directors
AccessMedia Networks, Inc.
Newark, Delaware

We have audited the accompanying consolidated balance sheets of AccessMedia Networks, Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AccessMedia Networks, Inc. as of December 31, 2005 and 2004, and the results of its operations, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Los Angeles, California
March 3, 2006

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

Assets

	2005	2004

CURRENT ASSETS:

Cash (Note A)	$175,465	$518,755
Accounts receivable, net of allowance (Note A)	195,821	149,364

Total current assets	371,286	668,119

PROPERTY and EQUIPMENT:
Computers (Note A)	11,012	-
Less: accumulated depreciation	(338)	-

Net property and equipment	10,674	-

OTHER ASSETS:

Media content, net of amortization (Note A)	5,738,333	180,000
Intangible assets, net of amortization (Note A)	8,670,000	-
Deferred development cost, net of amortization (Note A)	187,627	70,604

Net other assets	14,595,960	250,604

Total assets	$14,977,920	$918,723

See auditors’ report and accompanying notes to the financial statements.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

Liabilities and Stockholder’s Equity (Deficiency)

	2005	2004

CURRENT LIABILITIES:

Accounts payable	$679,078	$22,219
Accrued expenses	79,515	25,504
Unearned contract fees	54,050	54,050
Customer deposit	-	100,000
Deferred revenue (Note A)	759,367	-
Notes payable (Note F)	1,775,000	775,000

Total current liabilities	3,347,010	976,773

NONCURRENT LIABILITIES:
Unearned contract fees, net of current	148,640	202,687

Total liabilities	3,495,650	1,179,460

STOCKHOLDER’S EQUITY (DEFICIENCY):

Common stock, no par value - 1,500 shares authorized; 1,250 shares issued and outstanding	1,250	400
Additional paid in capital	14,776,526	1,100
Accumulated deficit	(3,295,506)	(262,237)

Total stockholder’s equity (deficiency)	11,482,270	(260,737)

Total liabilities and stockholder’s equity (deficiency)	$14,977,920	$918,723

See auditors’ report and accompanying notes to the financial statements.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Net revenues	$1,688,099	$101,432

Cost of revenues	1,398,004	61,186

Gross profit	290,095	40,246

Operating expenses:

Selling expenses	1,278,079	11,605
General and administrative expenses	1,988,597	261,800

Total operating expenses	3,266,676	273,405

Loss from operations	(2,976,581)	(233,159)

Other expense :
Interest expense (Note G)	55,088	16,000

Net loss before provision for income taxes	(3,031,669)	(249,159)

Provision for income tax	1,600	-

Net loss	(3,033,269)	(249,159)

Accumulated deficit, beginning	(262,237)	(13,078)

Accumulated deficit, ending	$(3,295,506)	$(262,237)

See auditors’ report and accompanying notes to the financial statements.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities:

Net loss	$(3,033,269)	$(249,159)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Amortization and depreciation	1,288,055	4,153

(Increase) in:
Accounts receivable	(22,310)	(149,364)

Increase (decrease) in:
Accounts payable	638,710	(209,652)
Accrued expenses	54,011	23,752
Customer deposit	(100,000)	100,000
Unearned contract fees	(54,047)	256,738
Deferred revenue	759,367	-

Total adjustments	2,563,786	25,627

Net cash used in operating activities	(469,483)	(223,532)

Cash flows from investing activities:

Purchase of property and equipment	(11,012)	-
Deferred development cost	(232,072)	(24,539)

Cash used in investing activities	(243,084)	(24,539)

Cash flows from financing activities:

Proceeds from short-term debt	200,000	675,000

Cash provided by financing activities	200,000	675,000

Net increase (decrease) in cash	(512,567)	426,929

Cash, beginning	518,755	-

Cash from acquisitions	169,277	91,826

Cash, ending	$175,465	$518,755

See auditors’ report and accompanying notes to the financial statements.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Supplemental schedule of non-cash investment activities

Acquisitions	2005	2004

Fair value of non-cash assets acquired	$15,425,147	$-
Fair value of liabilities assumed	818,148	-
Purchase price of acquisitions	14,776,276	-

Supplemental information

Cash paid during the years for:

Interest (Note G)	$55,088	$16,000

See auditors’ report and accompanying notes to the financial statements.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

AccessMedia Networks, Inc. (the “Company”) is involved in an Internet-based multi-channel strategy that allows the delivery of content and entertainment on demand and enables end-users to readily organize and access significant volumes of quality content, utilizing its broad-based search capabilities. These capabilities span AccessMedia's proprietary media library, media under license, and media readily available on the Internet. The Company’s revenues are primarily derived from the sale of its downloadable software to individuals, the sale of advertising space on its website, and the additional up-sells of merchandise, subscriptions, and media downloads to purchase. The Company was incorporated on January 9, 2002, under the laws of the State of Delaware.

In January, 2005, the sole stockholder of the Company sold 100% of his shares in the Company to Broadcaster, LLC.

In May, 2005, the Company acquired 100% of the outstanding stock of Media Zone, Ltd. (“MZ”) and its wholly-owned subsidiary, Value Investments, Inc. (“VI”) in a tax-free exchange for 450 shares of the Company’s common stock. MZ and VI develop software programs for delivering real-time interactive media over the Internet. The Company acquired MZ to expand its Internet media technology.

In July, 2005, the Company acquired 100% of the outstanding stock of two additional corporations, PeopleCaster, Inc. (“PC”) and MyVod, Inc. (“MV”), in tax-free exchanges for 200 shares each of the Company’s common stock. PC and MV own technology licenses for Internet programs relating to advertising and media content manipulation. The Company acquired PC and MV to enhance its Internet media delivery systems.

In August, 2005, the Company announced plans to merge with International Microcomputer Software, Inc. (“IMSI”), a public company traded on the Over the Counter Exchange.

Use of Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Cash

The Company considers all checking, savings accounts and all highly liquid debt instruments purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, and a demand note payable. The carrying amounts of cash, accounts receivables and accounts payables approximate fair value because of the short-term nature of these items. The carrying amount of the demand notes payable approximates fair value as the borrowing bears interest reflecting below current market rates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash. The Company maintains its cash accounts with a high quality financial institution. As of December 31, 2005 and 2004, the Company had cash balances of approximately $174,000 and $218,000, respectively, in excess of the Federal Deposit Insurance Corporation Limit of $100,000 per institutions. However, the Company does not anticipate non-performance by the counter-parties.

Advertising

The Company expenses advertising costs and includes them in selling expense as incurred. Advertising and traffic buys for the years ended December 31, 2005 and 2004 were $942,832 and $3,840, respectively.

Accounts Receivable

Allowance for returns is computed under the allowance method, based on the Company's historical experience and management's analysis of possible returns. The allowance for returns was $170,025 and $1,156 at December 31, 2005 and 2004, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciable property is depreciated using the straight-line method for accounting purposes over their estimated useful lives. Depreciation expense for the year ended December 31, 2005 was $338.

Intangible Assets

Software Development Costs and License Fees

Costs incurred in the initial design phase of software development are expensed as incurred in research and development. Once the point of technological feasibility is reached, direct production costs are capitalized in compliance with Statements of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. We cease capitalizing computer software costs when the product is available for general release to customers. Costs associated with acquired completed software are capitalized.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The Company amortizes capitalized software development costs and visual content license fees on a product-by-product basis. The amortization for each product is the greater of the amount computed using (a) the ratio of current gross revenues to the total of current and anticipated future gross revenues for the product or (b) 18, 36 or 60 months, depending on the product. The Company evaluates the net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the carrying value is in excess of the estimated net realizable value.

The Company started amortizing capitalized software development costs when the product became available for general release to customers, which occurred on November 1, 2004. The amortization period was over 36 months. For the years ended December 31, 2005 and 2004, the total amortization expense was $116,050 and $4,153, respectively. The Company also started amortizing the intangible assets acquired through the merger with PC and MV over a period of 60 months. For the year ended December 31, 2005, total amortization expense was $930,000.

Other Intangible Assets

The Company also capitalized the cost of media content acquired during the year ended December 31, 2005 in the amount of $5,800,000. The Company started amortizing content acquired from MV in August of 2005. For the year ended December 31, 2005 the total amortization expense was $241,667.

Impairment of Long Lived Assets

The Company reviews long-lived assets and identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. We assess these assets for impairment based on estimated undiscounted future cash flows from these assets. If the carrying value of the assets exceeds the estimated future undiscounted cash flows, a loss is recorded for the excess of the asset’s carrying value over the fair value. The Company did not recognize any impairment loss for long-lived assets for the years ended December 31, 2005 and 2004.

Revenue Recognition

The Company records revenue related to the sale of software when the customer downloads the software via the Internet and a payment is collected. Sales of subscription products are recognized ratably over the period the services are rendered.

The Company recognizes revenue related to the display of advertisements on its Internet properties as impressions (the number of times that an advertisement appears in pages viewed by users) are delivered, as long as no significant obligations remain at the end of the period. To the extent that significant obligations remain at the end of the period, the Company defers recognition of the corresponding revenue until the remaining guaranteed amounts are achieved.

The Company generates revenue from the display of text-based links to the websites of its advertisers. These links are placed on the Company’s Internet properties as well as on the websites of third party entities who have integrated the Company's sponsored search offerings into their websites. The Company recognizes revenue from these arrangements as click-throughs (the number of times a user clicks on an advertiser’s listing) occur.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Consolidation Policy

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All material inter-company accounts and transactions are eliminated in consolidation.

Financial Statement Reclassification

Certain accounts have been reclassified for ease of comparison on the financial statements. This resulted in no change to the consolidated balance sheet, net loss, or accumulate deficit of the Company.

NOTE B - INCOME TAXES

At December 31, the composition of the Company’s net deferred income tax assets was as follows:

	2005	2004

Deferred income tax assets	$1,411,795	$112,342
Valuation allowances	(1,411,795)	(112,342)

Net deferred income tax assets	$-	$-

Deferred income tax assets principally resulted from certain costs and expenses incurred for financial reporting purposes not currently deductible for income tax purposes and from net operating loss carryforwards. At December 31, 2005, the Company had federal net operating loss carryforwards of approximately $3,296,000 which will expire in the years 2023 through 2025.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that most of the deferred tax assets will not be realized.

The valuation allowance has increased by $1,299,453 in 2005.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - An Amendment of ARB No. 43, Chapter 4” (“SFAS 151”). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal” as stated in ARB No. 43. Additionally, SFAS 151 requires that the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS 151 will have on its results of operations and financial condition but does not expect it to have a material impact.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets-An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions” (“SFAS 153”). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS 153 will have on its consolidated results of operations and financial condition, but does not expect it to have a material impact.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes” (“SFAS 154”), and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” (“FASB 3”). The new statement changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

NOTE D - ACQUISITIONS

Acquisition of Media Zone, Ltd.

In May, 2005, the Company acquired 100% of the outstanding stock of Media Zone, Ltd. (MZ) and its wholly-owned subsidiary, Value Investments, Inc. (VI) in a tax-free exchange for 450 shares of the Company’s common stock. MZ and VI develop software programs for delivering real-time interactive media over the Internet. The Company acquired MZ to expand its Internet media technology. The result of operations of MZ from May 13, 2005 to December 31, 2005 was included in the Company’s consolidated statement of operations.

The purchase price of approximately $3.3 million was comprised as follows:

(In millions)
Description	Amount
Stock	$3.3
Total	$3.3

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The fair value of our common stock was determined based on 450 shares issued and priced using management estimates which considered the work of valuation experts.

The acquired assets and assumed liabilities were recorded at their estimated fair value on the consolidated books of the Company. The preliminary determination of fair value of intangible assets was made by management using the income approach methodology and the cost approach using the principle of substitution. The preliminary fair values of MZ tangible assets and liabilities are historical values. The Company assumed liabilities of approximately $818,000 in the acquisition, including $800,000 in demand notes, of which $750,000 is payable to a related party.

The preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values are as follows:

(In millions)
Description	Amounts (unaudited)
Tangible assets	$0.2
Intangible assets	3.9
Assumed liabilities	(0.8)
Total	$3.3

The assets will be amortized or depreciated over a period of years shown on the following table:

Description	Estimated remaining life (years)
Intangible assets	5

Acquisition of PeopleCaster, Inc. and MyVod, Inc.

In July, 2005, the Company acquired 100% of the outstanding stock of two corporations, PeopleCaster, Inc. (“PC”) and MyVod, Inc. (“MV”), in tax free-exchanges for 200 shares each of the Company’s common stock. PC and MV own technology licenses for Internet programs relating to advertising and media content manipulation. The Company acquired PC and MV to enhance its Internet media delivery systems. The result of operations of PC and MV from July 22, 2005 to December 31, 2005 was included in the Company’s consolidated statement of operations.

The purchase price of approximately $11.5 million was comprised as follows:

(In millions)
Description	Amount PC	Amount MV
Stock	$5.7	$5.8
Total	$5.7	$5.8

The fair value of our common stock was determined based on 400 shares issued and priced using the management estimates which considered the work of valuation experts.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The acquired assets and assumed liabilities were recorded at their estimated fair value on the consolidated books of the Company. The preliminary determination of fair value was made by management. The preliminary determination of fair value of intangible assets was made by management using the income approach methodology and the cost approach using the principle of substitution for technology, and estimated replacement cost for media content. The preliminary fair values of PC and MV tangible assets and liabilities are historical values. The Company did not assume any material liabilities in the acquisition.

The preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values are as follows:

(In millions)
Description	Amounts (unaudited) PC	Amounts (unaudited) MV

Tangible assets	$-	$-
Intangible assets - technology	5.7	-
Intangible assets - content	-	5.8
Total	$5.7	$5.8

The assets will be amortized or depreciated over a period of years shown on the following table:

Description	Estimated remaining life (years)
Intangible assets	5
Media content	10

The unaudited pro forma information below represents the consolidated key balance sheet items and the results of operations as of and for the year ended December 31, 2005 as if the acquisition of MZ, PC and MV had occurred on January 1, 2005. The unaudited pro forma information has been included for comparative purposes and is not indicative of the results of operations of the consolidated Company had the acquisition of MZ, PC and MV had occurred on January 1, 2005, nor is it necessarily indicative of future results.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Balance Sheet Items

Cash	$175,465
Receivables	195,821
Intangible assets, net of amortization	7,680,000
Media content, net of amortization	5,400,002

Accounts payable	679,078
Notes payable	1,775,000
Deferred revenue	759,367

Result of Operations

Net revenues	$1,701,501
Product costs	1,171,975
Selling expense	1,278,079

General and administrative expenses	974,958
Amortization and depreciation	2,643,195
Net loss	(4,428,850)

Losses Per Share

Basic - as reported	($2,427)
Basic - pro forma	($3,543)

NOTE E - PLAN OF MERGER WITH IMSI

On December 16, 2005, the Company, its stockholders, ACCM Acquisition Corp., a Delaware corporation and IMSI’s subsidiary (“Merger Sub”) and IMSI, entered into an agreement and plan of merger (“Agreement”), under which Merger Sub will be merged with and into AccessMedia, with AccessMedia continuing after the merger as the surviving corporation and our wholly-owned subsidiary.

Under the Agreement, IMSI will issue 29 million shares of its common stock to AccessMedia’s stockholders at the closing of this transaction, representing approximately 49% of IMSI’s outstanding stock at such time. Following the closing, IMSI may issue up to 35 million additional shares of its common stock to AccessMedia’s stockholders if AccessMedia achieves certain revenue goals prior to December 31, 2008 (subject to certain extensions as provided in the Agreement). The closing of the transaction is anticipated to occur in the second calendar quarter of 2006. As part of the closing, IMSI will change its name to Broadcaster, Inc.

The Agreement has been approved by both AccessMedia’s and IMSI’s Boards of Directors, and the transactions contemplated thereby are subject to customary closing conditions.

Concurrently with the execution of the Agreement, the Company entered into a joint operating agreement with IMSI, under which IMSI agreed to loan AccessMedia up to $3.0 million prior to the closing of the merger pursuant to a joint operating plan and an operating budget to be delivered to a joint operating committee comprised of representatives of AccessMedia and IMSI. In addition, IMSI agreed to fund up to an additional $7.0 million of net working capital needs of the surviving entity if certain operating milestones are achieved, as outlined in the joint operating agreement. The Company has not yet requested funding under this arrangement.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE F - NOTES PAYABLE

The Company had the following demand notes payable as of December 31.

	2005	2004

On-demand note payable to a related party bearing interest at 4% per annum. Interest is paid monthly. The note is secured by substantially all assets of the Company including hereafter acquired assets.	$1,725,000	$775,000

Unsecured on-demand note bearing interest at 10% per annum. Interest is paid monthly.	50,000	-
	$1,775,000	$775,000

NOTE G - RELATED PARTY TRANSACTIONS

During 2005 and 2004, an individual loaned the Company $1,725,000 and $775,000, respectively. The Company paid interest to the individual in the amounts of $50,088 and $16,000 for the years ended December 31, 2005 and 2004, respectively.

During 2005 and 2004, the Company accrued expenses involving a related party for costs incurred for employee benefits, administrative space, and operating costs amounting to $733,441 and $15,247, respectively.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF REVENUES AND COST OF REVENUES
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Revenues:

Advertising income	$551,924	$-
Consulting income	54,048	80,187
Software sales	1,273,091	24,278
Less : Returns and allowances	(190,964)	(3,033)

Net revenues	$1,688,099	$101,432

Cost of revenues:

Amortization	$241,667	$-
Agency fees	23,928	192
Commissions	11,559	-
Content	2,083	-
Hosting	159,443	-
Processing fees	367,858	22,075
Production	323,215	38,919
Programming	268,251	-

Total cost of revenues	$1,398,004	$61,186

See auditors' report.

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Selling Expenses:

Advertising	$3,470	$-
Marketing promotions	53,076	424
Salaries and wages	259,774	7,146
Traffic buy	939,362	3,840
Payroll tax	22,397	195

Total	$1,278,079	$11,605

General and Administrative Expenses:

Amortization and depreciation	$1,046,388	$4,153
Bad debts	47,692	-
Bank fees	4,241	2,812
Consulting service	6,850	6,000
Insurance	82,903	12,091
License and taxes	1,287	524
Office expense	40,846	4,904
Outside services	170,658	5,515
Professional fees	33,064	-
Rent	235,621	-
Salaries and wages	280,734	208,142
Payroll tax	26,220	17,395
Telecommunications	12,093	264

Total	$1,988,597	$261,800

ACCESSMEDIA NETWORKS, INC.
AND SUBSIDIARIES
_________________________________________

FINANCIAL STATEMENTS

MARCH 31, 2006

(UNAUDITED)

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2006 AND DECEMBER 31, 2005

Assets
	March 31,	December 31,
	2006	2005
	(unaudited)
CURRENT ASSETS:

Cash	$179,815	$175,465
Accounts receivable, net of allowance	26,771	195,821
Prepaid expenses	145,663	-

Total current assets	352,248	371,286

PROPERTY and EQUIPMENT:
Computers	20,226	11,012
Less: accumulated depreciation	(1,294)	(338)

Net property and equipment	18,932	10,674

OTHER ASSETS:

Media content, net of amortization (Note A)	5,593,333	5,738,333
Intangible assets, net of amortization (Note A)	8,190,000	8,670,000
Deferred development cost, net of amortization (Note A)	140,760	187,627

Net other assets	13,924,093	14,595,960

Total assets	$14,295,273	$14,977,920

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2006 AND DECEMBER 31, 2005

Liabilities and Stockholder’s Equity (Deficiency)
	March 31,	December 31,
	2006	2005
	(unaudited)
CURRENT LIABILITIES:

Accounts payable	$1,023,477	$679,078
Accrued expenses	140,198	79,515
Unearned contract fees	54,050	54,050
Customer deposit	-	-
Deferred revenue (Note A)	818,361	759,367
Notes payable (Note F)	1,775,000	1,775,000

Total current liabilities	3,811,085	3,347,010

NONCURRENT LIABILITIES:
Unearned contract fees, net of current	135,128	148,640

Total liabilities	3,946,213	3,495,650

STOCKHOLDER’S EQUITY (DEFICIENCY):

Common stock, no par value - 1,500 shares authorized; 1,250 shares issued and outstanding	1,250	1,250
Additional paid in capital	14,776,526	14,776,526
Accumulated deficit	(4,428,716)	(3,295,506)

Total stockholder’s equity (deficiency)	10,349,060	11,482,270

Total liabilities and stockholder’s equity (deficiency)	$14,295,273	$14,977,920

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	Three Months ended March 31,
	2006	2005

Net revenues	$1,900,681	$62,438

Cost of revenues	957,669	73,563

Gross profit	943,012	(11,125)

Operating expenses:

Selling expenses	926,253	41,272
General and administrative expenses	1,131,723	82,468

Total operating expenses	2,057,975	123,740

Loss from operations	(1,114,964)	(134,865)

Other expense :
Interest expense (Note G)	18,247	7,644

Net loss before provision for income taxes	(1,133,210)	(142,509)

Provision for income tax	-	-

Net loss	(1,133,210)	(142,509)

Accumulated deficit, beginning	(3,295,506)	(262,237)

Accumulated deficit, ending	$(4,428,716)	$(404,746)

Item 9.01 (b)

BROADCASTER, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared based on the historical consolidated financial statements of Broadcaster, after giving effect to the acquisition of AccessMedia and the disposal of Precision Design. The unaudited proforma consolidated balance sheet gives effect to the acquisition of AccessMedia and the disposal of Precision Design as if they had occurred on March 31, 2006. The unaudited consolidated statements of operations for the nine months ended March 31, 2006 and the year ended June 30, 2005 give effect to the acquisition of AccessMedia and the disposal of Precision Design as if they had occurred at the beginning of each period.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by Broadcaster for illustrative purposes only and are not necessarily indicative of the condensed combined consolidated financial position or results of operations in future periods, or the results that actually would have been realized had IMSI and AccessMedia been a combined company during the specified periods. Further, the unaudited proforma condensed combined consolidated financial statements are based upon estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma financial information.

The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of IMSI included in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 and report on Form 10-QSB for the nine months ended March 31, 2005 which is incorporated herein by reference.

BROADCASTER, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED BALANCE SHEET
As of March 31, 2006
(In thousands)

		Precision
	Broadcaster	Design	AccessMedia	Adjustments		Proforma
Current assets
Cash and cash equivalents	$9,723	112	$180	-		$9,791
Accounts receivable, net	989	604	(138)	-		247
Inventories, net	910	868		-		42
Other current assets	1,479	129	146	-		1,496
Total current assets	13,101	1,713	188	-		11,576

Property, plant & equipment, net	302	52	19	-		269

Deferred development cost, net	-	-	-	-		-
Intangible assets, net	4,047	835	14,088	(14,088)	C	3,212
				15,480	D	15,480
Media content, net	-	-	-	-		-

Goodwill	3,852	617		22,932	D	26,167
Total intangible assets, net	7,899	1,452	14,088	24,324		44,859
Total assets	$21,302	3,217	$14,295	$24,324		$56,704

Current liabilities
Short term debt	93	91	1,775			1,777
Trade accounts payable	1,315	370	1,030			1,975
Accrued and other liabilities	1,598	239	134	1,296	E	2,789
Unearned contract fees	-	-	-	-		-
Deferred revenue	26	26	818	(82)	F	737
Total current liabilities	3,032	726	3,757	1,214		7,277

Non current liabilities
Unearned contract fees, net	-	-	189	-		189
Long term debt	176	-	-	-		176
Deferred tax liability	-	-	-	2,637	G	2,637
Total liabilities	3,208	726	3,946	3,852		10,280

Stockholder's equity
Common stock	-	-	1	(1)	B	-
				29	A	29
				2	E	2
Additional paid in capital	44,854		14,777	(14,777)	B	75,643
				28,391	A
				2,399	E
Accumulated income (deficit)	(26,911)	2,479	(4,429)	4,429	B	(29,390)

Accumulated other comprehensive (loss) income	151	12				139
Total stockholder's equity	18,094	2,491	10,349	20,577		46,424

Total liabilities and stockholder's equity	$21,302	3,217	$14,295	$24,428		$56,704

 See notes to unaudited pro forma condensed combined consolidated financial statements

BROADCASTER, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED BALANCE SHEET
As of June 30, 2005
(In thousands)

		Precision
	Broadcaster	Design	AccessMedia	Adjustments		Proforma
Current assets
Cash and cash equivalents	$4,347	$91	$227	-		$4,483
Marketable securities	714		-	-		714
Accounts receivable, net	773	50	188	-		452
Inventories, net	758	74	-	-		8
Other current assets	2,560	214	-	-		2,346
Assets related to
discontinued operations	12,231			-		12,231
Total current assets	21,383	1,55	415			20,245

Property, plant & equipment, net	377	5	-	-		319

Deferred development cost, net			239	(239)
Intangible assets, net	2,565	1,24	3,120	(3,120)	C	1,325
				15,480	D	15,480
Media content, net			180	(180)	C

Goodwill	2,090	44		11,549	D	13,197
Total intangible assets, net	4,655	1,68	3,539	23,490		30,002
Total assets	$26,415	$3,293	$3,954	$23,490		$50,565

Current liabilities
Short term debt	2,764	9	1,675	-		4,345
Trade accounts payable	2,245	1,47	263	-		1,038
Accrued and other liabilities	1,871	20	36	1,296	E	3,002
Liabilities related to
discontinued operations	1,037		-			1,037
Deferred revenue	38	3	54	(5)	F	49
Total current liabilities	7,955		2,028	1,291		9,470

Non current liabilities
Unearned contract fees, net	-		176	-		176
Long term debt	230		-	-		230
Deferred tax liability	-		-	2,637	G	2,637
Total liabilities	8,185	1,80	2,204	3,928		12,514

Stockholder's equity
Common stock	70	2	1	(1)	B	45
				29	A	29
				2	E	2
Additional paid in capital	43,593		3,556	(13,056)	B	34,084
				28,391	A	28,391
				2,399	E	2,399
Accumulated income (deficit)	(25,331)	1,465	(1,369)	1,807	B	(26,358)

Accumulated other
comprehensive (loss) income	(102)		(438)			(540)
Total stockholder's equity	18,230	1,49	1,750	31,050		38,052
Total liabilities and
stockholder's equity	$26,415	$3,293	$3,954	$23,490		$50,565

See notes to unaudited pro forma condensed combined consolidated financial statements

BROADCASTER, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended March 31, 2006
(In thousands, except per share data)

	Broadcaster	Precision Design	AccessMedia			ProForma
	Nine months ended	Nine months ended	Nine months ended			Nine months ended
	Mar. 31,	Mar. 31,	Mar. 31,	Pro Forma		Mar. 31,
	2006	2006	2006	Adjustments		2006

Net revenues	11,714	6,181	3,377	-		8,910

Cost of net revenues
Product costs	3,891	1,978	1,411	-		3,346
Amortization	316	215	514	(322)	H	293
Gross margin	7,507	3,989	1,452	322		5,293

Operating expenses:
Sales and marketing	4,859	2,896	2,188	-		4,151
General and administrative	3,282	1,400	1,160	-		3,042
Research and development	1,474	1,330	361	-		505
Depreciation & amortization	519	232	1,416	(1,064)	H	639
Total operating expenses	10,134	5,858	5,125	(1,064)		8,337
Loss from operations	(2,627)	(1,869)	(3,673)	1,386		(3,045)

Interest and other income (expense), net	42	-	-	-		42
Realized / unrealized loss on marketable securities	765	-	-	-		765
Income (Loss) before income tax	(1,820)	(1,869)	(3,673)	1,386		(2,238)

Income tax provision	(60)	-				(60)
Loss from continuing operations	(1,880)	(1,869)	(3,673)	1,386		(1,237)

Income/(loss) from discontinued operations, net	-	-	-	-		-
Gain/(loss) from the sale of discontinued operations, net	302	-	-			302
Net (loss) income	(1,580)	(1,869)	(3,673)	1,386		(935)

Other comprehensive loss
Unrealized gain on restricted securities	-	-	-	-		-
Foreign currency translation adjustments	(2)	2	-	-		(4)
Comprehensive (loss) income	$(1,580)	$(1,867)	$(3,673)	$1,386		$(2,000)

Net loss per share:
Basic and diluted	($0.06)					($0.04)

Weighted average shares
outstanding used to compute:
Basic and diluted	29,755		31,450			61,205

See notes to unaudited pro forma condensed combined consolidated financial statements.

BROADCASTER, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Twelve Months Ended June 30, 2005
(In thousands, except per share data)

	Broadcaster	Precision Design	AccessMedia			ProForma
	Twelve months ended	Twelve months ended	Twelve months ended			Twelve months ended
	June 30,	June 30,	June 30,	Pro Forma		June 30,
	2005	2005	2005	Adjustments		2005

Net revenues	$13,874	$9,381	$458	-		$4,951

Cost of net revenues
Product costs	4,443	2,762	291			1,972
Amortization	438	286	-	192	H	344
Gross margin	8,993	6,333	167	(192)		2,635

Operating expenses:
Sales and marketing	6,465	4,557	238	-		2,146
General and administrative	4,122	2,796	468	-		1,764
Research and development	1,696	1,628	-	-		68
Depreciation & amortization	735	30	871	(519)	H	1,057
Total operating expenses	13,019	9,011	1,577	(519)		5,066
Loss from operations	(4,026)	(2,679)	(1,410)	327		(2,430)

Interest and other income (expense), net	(68)	-	(46)	-		(114)
Realized / unrealized loss on marketable securities	(42)	-	-	-		(42)
Income (Loss) before income tax	(4,136)	(2,679)	(1,456)	327		(2,586)

Income tax provision	(25)	-	-	-		(25)
Loss from continuing operations	(4,161)	(2,679)	(1,456)	327		(2,612)

Income/(loss) from discontinued operations, net	341	-	-	-		341
Gain/(loss) from the sale of discontinued operations, net	2,035	-				2,035
Net (loss) income	(1,785)	(2,679)	(1,456)	327		(235)

Other comprehensive loss						-
Unrealized gain on restricted securities	-	-	-	-		-
Foreign currency translation adjustments	31	(4)	-	-		35
Comprehensive (loss) income	$(1,754)	$(2,683)	$(1,456)	$327		$(201)

Net loss per share:
Basic and diluted	($0.06)					($0.05)

Weighted average shares
outstanding used to compute:
Basic and diluted	27,694		31,450			59,144

See notes to unaudited pro forma condensed combined consolidated financial statements.

BROADCASTER, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On December 16, 2005, IMSI and AccessMedia entered into a definitive agreement whereby IMSI agreed to acquire 100% of the outstanding capital stock of AccessMedia. The acquisition was completed on June 1, 2006. Broadcaster will account for the business combination as a purchase. At the closing, ACCM Acquisition Corp., a newly formed, wholly-owned subsidiary of Broadcaster merged with AccessMedia, with AccessMedia surviving the merger as a wholly-owned subsidiary of Broadcaster.

On May 13, 2005, AccessMedia completed the acquisition of substantially all of the assets of Media Zone Ltd. On July 22, 2005, AccessMedia completed the acquisition of substantially all of the assets of Peoplecaster, Inc. and Myvod, Inc. These transactions were accounted for as a purchase. AccessMedia acquired all of the operating assets of Media Zone, Ltd., Peoplecaster, Inc. and Myvod, Inc. in a share for share exchange.

The unaudited proforma consolidated balance sheet gives effect to the acquisition of AccessMedia and the disposal of Precision Design as if they had occurred on March 31, 2006. The unaudited consolidated statements of operations for the nine months ended March 31, 2006 and the year ended June 30, 2005 give effect to the acquisition of AccessMedia and the disposal of Precision Design as if they had occurred at the beginning of each period.

Additionally, the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2005 reflect the acquisitions by AccessMedia of substantially all of the assets of Media Zone, Ltd., Peoplecaster, Inc. and Myvod, Inc. as if they had occurred at the beginning of that period.

The unaudited pro forma condensed consolidated financial statements reflect a purchase price of approximately $32.1 million. The preliminary fair market value of IMSI’s common stock to be issued was based on a five-trading-day average price of IMSI’s common stock surrounding December 16, 2005 when the business combination was announced. The final purchase price is also dependent on actual direct transaction costs. The final purchase price will be determined upon the completion of the business combination. The estimated total purchase price of the proposed business combination is as follows (in thousands):

Value of Broadcaster common stock issued	$28,362
Estimated direct transaction costs	3,697
Total estimated purchase price	$32,059

The calculation is based on the issuance of 29,000,000 shares of IMSI common stock to the shareholders of AccessMedia measured as of the date of the definitive merger agreement using a five-trading-day average price of IMSI’s common stock. The definitive merger agreement was announced on December 16, 2005.

The value of AccessMedia's net tangible and intangible assets are based upon their estimated fair value as of the date of the completion of the business combination. The estimated fair value is independent of the preliminary values historically recorded on the books and records of AccessMedia. Management's preliminary fair value estimates are subject to revision upon its further study of assets, liabilities, assumptions and appropriate valuation methodology. Based upon the estimated purchase price, the purchase price allocation, which is subject to change based on Broadcaster's final analysis, is as follows (in thousands):

BROADCASTER, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Tangible assets acquired	$207
Intangible assets:

Software	9,600
Internet domain names	80
Content	5,800
Goodwill	23,037
Total assets acquired	38,724

Liabilities assumed	(4,028)
Deferred tax liability	(2,637)
Net assets acquired	$32,059

A preliminary estimate of $15.4 million has been allocated to amortizable intangible assets with useful lives ranging from ten to thirty years as follows: software - ten years, domain names and content - thirty years.

A preliminary residual purchase price of $25.9 million will be recorded as goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized and will be tested for impairment at least annually. The agreement provides that 35 million additional shares may be earned and awarded to the current stockholders of AccessMedia. Any additional shares earned would be a future addition to goodwill.

AccessMedia’s acquired technology includes certain additional products with market opportunities. These opportunities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In addition, the acquisition provides an experienced workforce, development of certain technology assets permitting the company to deliver content to consumers over the Internet, existing business knowledge and practice supporting the proposed products and services, marketing programs and a base level of customers.

3. Pro Forma Adjustments

There were no intercompany balances or transactions between Broadcaster and AccessMedia other than the Joint Operating Agreement.

The accompanying unaudited pro forma combined financial statements have been prepared as if the business combination was completed on December 31, 2005 for balance sheet purposes and as of July 1, 2004 for statement of operations purposes and reflect the following pro forma adjustments:

(A)	To record the estimated fair value of the shares of Broadcaster common stock to be issued for the shares of AccessMedia common stock to be exchanged.

(B)	To eliminate the historical stockholders’ equity of AccessMedia.

(C)	To eliminate AccessMedia’s existing intangible assets.

(D)	To establish amortizable intangible assets and non-amortizable goodwill resulting from the proposed business combination.

(E)
To record estimated direct transaction costs of approximately $3.5 million to be incurred by Broadcaster related to the proposed business combination. Actual amounts could differ significantly upon close of the proposed business combination.

BROADCASTER, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

(F)	To adjust the estimated fair value of deferred revenue related to ongoing obligations.

(G)	To record a deferred tax liability related to acquired intangibles.

(H)	To reflect amortization of the amortizable intangible assets on a straight-line basis resulting from the proposed business combination.

(I)
Basic net loss per share is calculated by dividing the net loss for the period by the weighted average common stock outstanding for the period, inclusive of the 29.0 million shares of Broadcaster common stock estimated to be issued in the proposed business combination and 2.45 million shares issued as direct transaction costs. As the pro forma combined condensed statement of operations for all periods presented shows a net loss, weighted average basic and diluted shares are the same.

EXHIBIT INDEX

Exhibit Number	Document Description

23.1	Consent of Choi, Kim & Park LLP.